UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 10, 2008 (October 7, 2008)
AmREIT

(Exact Name of Registrant as Specified in Charter)

Texas	0-28378	76-0410050

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Greenway Plaza, Suite 1000
Houston, Texas	77046

(Address of Principal Executive Offices)	(Zip Code)
(713) 850-1400
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
On October 7, 2008, the Board of Directors of AmREIT authorized the Company to terminate the dealer management agreement (the “Dealer Management Agreement”) dated October 30, 2007, by and between AmREIT Securities Company (the “Dealer Manager” and a wholly-owned subsidiary of the Company) and REITPlus, Inc. The Company entered into a written agreement with REITPlus, Inc., dated October 9, 2008, to terminate the Dealer Management Agreement, effective immediately.
Under the Dealer Management Agreement, AmREIT Securities Company served as REITPlus, Inc.’s agent and principal distributor for the purpose of finding, on a best efforts basis, purchasers for REITPlus, Inc.’s shares of common stock through such securities dealers that the Dealer Manager retained. No early termination penalties or payments were incurred due to the termination of the Dealer Management Agreement.
Item 2.05. Costs Associated with Exit or Disposal Activities.
On October 7, 2008 the Board of Directors of AmREIT approved the Company’s cessation of its general contracting business and its securities broker-dealer business. On the same day, the Board of Directors of REITPlus, a non-traded REIT managed by AmREIT, approved the suspension of its common stock offering in conjunction with AmREIT’s exiting the securities business. The AmREIT board approved this action as part of the Company’s adoption of Vision 2010, AmREIT’s new strategic plan.
AmREIT anticipates a 4th quarter charge to earnings and funds from operations from this action of between $2.4 and $2.6 million, consisting of approximately $1.8 million in write-off of organizational and offering costs advanced to REITPlus, Inc. which will not be reimbursed and the balance consisting of severance costs. The Company expects to complete the exit plan from these businesses by the end of the year.
A copy of the Company’s press release announcing this information and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Safe Harbor Statement
This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the expected costs of the Company’s restructuring plan and the anticipated reduction of ongoing operating expenses to the Company as a result of the plan. These forward looking statements are only predictions based on current information and expectations and are subject to certain risks and uncertainties, including, but not limited to, the Company’s ability to implement the restructuring plan to the extent currently anticipated, possible changes in the size and components of the operating expense reductions, the impact of personnel reductions on our operations, the Company’s ability to project accurately cost savings and changes from the plan and general economic conditions. More information about potential factors that could affect the Company’s business and financial results is included in the “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the Company’s other filings with the Securities and Exchange Commission. Actual results could differ materially, as a result of such factors, from those set forth in the forward-

looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report on Form 8-K. All forward-looking statements are qualified in their entirety by this cautionary statement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits: The following exhibits are being furnished herewith to this Current Report on Form 8-K.
           99.1     Press Release Dated October 8, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMREIT
Date: October 10, 2008	By:	/s/ Chad C. Braun
Chad C. Braun
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release Dated October 8, 2008